UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2007
VALLEY NATIONAL GASES INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	000-29226	23-2888240
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Beau Street, Suite 200 Washington, Pennsylvania	15301
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 228-3000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On February 27, 2007, Valley National Gases Incorporated (the “Company”) held a special meeting of shareholders of the Company, at which shareholders voted to approve and adopt the merger of VNG Acquisition Inc. with and into the Company and the agreement and plan of merger, dated as of November 13, 2006, by and among VNG Acquisition LLC, VNG Acquisition Inc. and the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 27, 2007

VALLEY NATIONAL GASES INCORPORATED

/s/ James P. Hart

James P. Hart, President